SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of earliest event reported: March 20, 2003

SAGENT TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25315	94-3225290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 W. El Camino Real, Suite 300

Mountain View, CA 94040

(Address, including zip code, of principal executive offices)

(650) 815-3100

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On March 21, 2003, Sagent Technology, Inc. announced that it has received notice from CDC Software Corporation declaring that an event of default has occurred under the secured loans totaling $7 million made by CDC to Sagent in the fourth quarter of 2002. A copy of the relevant press release is filed herewith as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1 Text	of Press Release dated March 21, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGENT TECHNOLOGY, INC. a Delaware corporation

Dated: March 26, 2003	By:	/s/ PATRICIA SZOKA
Patricia Szoka Chief Accounting Officer